Exhibit 10.4

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is entered into at Columbus, Ohio, as of August 16, 2010 (the “Amendment Effective Date”), by and between M/I Homes, Inc. (“Borrower”) and The Huntington National Bank (“Lender”). This Amendment amends and modifies a certain Credit Agreement dated as of July 27, 2009 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) by and between Borrower and Lender. All capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

RECITALS:

A.           Borrower and Lender executed the Credit Agreement setting forth the terms of certain extensions of credit to Borrower; and

B.           Borrower has requested that Lender increase the amount of the Letter of Credit Commitment, extend the Maturity Date of the Letter of Credit Commitment, provide for the issuance of any Letter of Credit with an expiration date of up to thirty-six months, and amend and modify terms and covenants in the Credit Agreement accordingly, and Lender is willing to do so upon the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto for themselves and their successors and assigns do hereby agree, represent and warrant as follows:

1. The definitions of “Letter of Credit Commitment,” “Letter of Credit Fee,” “Master Credit Facility” and “Maturity Date,” set forth in Section 1.1, “Certain Defined Terms,” of the Credit Agreement are hereby amended respectively to recite as follows:

“Letter of Credit Commitment” means the commitment of such Lender to provide Letter of Credit Exposure in an aggregate amount not to exceed $10,000,000.

“Letter of Credit Fee” shall mean quarterly fees equal to one and one-half percent (1.50%) per annum of the average daily Letter of Credit Exposure in effect from time to time, which fees shall be due and payable quarterly in arrears on the first day of January, April, July and October of each year or partial year during the time any Letter of Credit Exposure is outstanding.

“Master Credit Facility” means that certain Credit Agreement, dated as of June 9, 2010, by and among Borrower, the lenders party thereto, PNC Bank, National Association, as administrative agent for the lenders party thereto and the other agents party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Maturity Date” means August 31, 2012.

2. Paragraphs (a), “Types and Amounts” and (e) “Letter of Credit Fees Upon Issuance” of Section 2.1, “Letters of Credit,” of the Credit Agreement are hereby amended respectively to recite as follows:

(a)            Types and Amounts.  Lender shall not have any obligation to and shall not (i) issue (or amend) any Letter of Credit if on the date of issuance (or amendment), before or after giving effect to the Letter of Credit requested hereunder, the aggregate outstanding dollar amount of Letters of Credit Exposure would exceed the Letter of Credit Commitment, calculated as of the date of issuance of any Letter of Credit; or (ii) issue any Letter of Credit which has an expiration date, or amend any Letter of Credit such that it has an expiration date, later than the date that is the earlier of (A) thirty-six (36) months after the date of issuance thereof or (B) August 31, 2015.

(e)            Letter of Credit Fees.  Borrower agrees to pay to Lender: (i) the Letter of Credit Fees, which fees shall be due and payable quarterly in arrears on the first day of January, April, July and October of each year or partial year during the time any Letter of Credit Exposure is outstanding, and (ii) all customary fees and other issuance, amendment, document examination, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of Letter of Credit Drafts, and the like customarily charged by Lender with respect to Letters of Credit, including without limitation, standard commissions with respect to commercial Letters of Credit payable at the time of invoice of such amounts.

3. Conditions of Effectiveness.  This Amendment shall become effective as of the Amendment Effective Date, upon satisfaction of all of the following conditions precedent:

(a)           Lender shall have received execution and delivery of, by all parties signatory thereto, originals, or completion as the case may be, to the satisfaction of Lender and its counsel, containing such information requested by Lender and its counsel and reflecting the absence of any material fact or issues and in all respect satisfactory to Lender, each of the following Loan Documents:

(i)           Two duly executed originals of this Amendment; and

(ii)           A closing certificate in form satisfactory to Lender, with copies of resolutions attached evidencing the authorization the increase in the amount of the Letter of Credit Commitment; and

(b)           Lender shall have received a commitment fee in respect of this Amendment in the amount of $15,000; and

(c)           The representations contained in paragraphs 4 and 5 below shall be true and accurate.

4. Representations and Warranties.  Borrower represents and warrants to Lender as follows: (a) after giving effect to this Amendment, each representation and warranty made by or on behalf of Borrower in the Credit Agreement and in any other Loan Document is true and correct in all respects on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to a date prior hereto; (b) the execution, delivery and performance by Borrower of this Amendment and each other Loan Document have been duly authorized by all requisite corporate or organizational action on the part of Borrower and will not violate any Requirement of Law applicable to Borrower; (c) this Amendment has been duly executed and delivered by Borrower, and each of this Amendment, the Credit Agreement and each other Loan Document as amended hereby constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with the terms thereof; and (d) no event has occurred and is continuing, and no condition exists, which would constitute an Event of Default or a Pending Default.

5. Amendment Legal and Authorized.                                                                (a) All necessary corporate action has been taken in order to duly authorize Borrower’s execution and delivery of this Agreement and the other Loan Documents; (b) this Agreement and the other Loan Documents constitute valid and binding obligations enforceable in accordance with their respective terms; (c) the execution of this Amendment and the compliance with all the provisions of the Loan Documents (i) are within the organizational powers of Borrower, and (ii) will not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any Lien (other than a Permitted Lien) upon any property of Borrower under the provisions of the Master Credit Facility, including without limitation Section 7.1 thereof, or any other agreement, charter instrument, bylaw, or other instrument to which Borrower is a party or by which it may be bound; and (d) there are no limitations in any indenture, contract, agreement, mortgage, deed of trust or other agreement or instrument to which Borrower is now a party or by which Borrower may be bound with respect to the payment of any Obligations under this Amendment or any other Loan Document, or, to the extent applicable, the ability of Borrower to incur the Indebtedness pursuant to this Amendment or any Loan Document in connection herewith.

6. Reference to and Effect on the Loan Documents.  (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “Credit Agreement,” “Agreement,” the prefix “herein,” “hereof,” or words of similar import, and each reference in the Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.  (b) Except to the extent amended or modified hereby, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain as written originally and in full force and effect in accordance with their respective terms and are hereby ratified and confirmed, and nothing herein shall affect, modify, limit or impair any of the rights and powers which Lender may have hereunder or thereunder.  Nothing in this Amendment shall constitute a novation.  The amendments set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of Lender’s rights under, or of any other term or provisions of, the Credit Agreement or any other Loan Document, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of Borrower which would require the consent of Lender.

7. No Waiver.  Nothing in this Amendment shall be construed to waive, modify, or cure any default or Event of Default that exists or may exist under the Credit Agreement or any other Loan Document.

8. Waiver of Right to Trial by Jury.  EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AMENDMENT OR ANY LOAN DOCUMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

9. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, and all of which together will constitute one and the same instrument.  Receipt by Lender of a facsimile copy of an executed signature page hereof will constitute receipt by Lender of an executed counterpart of this Amendment.

10. Costs and Expenses.  Borrower agrees to pay on demand in accordance with the terms of the Credit Agreement all costs and expenses of Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of Lender’s counsel with respect thereto.

11. Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Ohio.

12. Headings.  Section headings in this Amendment are included herein for convenience of reference only and will not constitute a part of this Amendment for any other purpose.

13. Patriot Act Notice.  Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L.10756 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

[Signature Page Follows.]

IN WITNESS WHEREOF, Borrower and Lender have hereunto set their hands as of the date first set forth above.

BORROWER:

M/I HOMES, INC.

By:

Its:

LENDER:

THE HUNTINGTON NATIONAL BANK

By:

Its: